UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities and Exchange Act of 1934
Date of report (Date of earliest event reported):
November 2, 2009
EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12626 (Commission File Number)	62-1539359 (IRS Employer Identification No.)

200 South Wilcox Drive, Kingsport, TN (Address of Principal Executive Offices)	37662 (Zip Code)
(423) 229-2000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On November 2, 2009, Eastman Chemical Company (the “Company”) issued and sold $250 million aggregate principal amount of 5.500% Notes due 2019 (the “Notes”) pursuant to an underwriting agreement with Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of several underwriters. The Notes were issued under an indenture, dated January 10, 1994, between the Company and The Bank of New York Trust Company, N.A. (as successor to The Bank of New York), as trustee, and are evidenced by a global note. The Notes are unsecured, unsubordinated general obligations of the Company. The Notes were sold pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-159259) filed with, and declared effective by, the Securities and Exchange Commission on May 15, 2009 (the “Registration Statement”) and Prospectus Supplement filed therewith on October 29, 2009.
The Company is filing herewith the following exhibits to the Registration Statement:
1.	Underwriting Agreement, dated October 28, 2009, by and among the Company and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters listed on Schedule A thereof

2.	Form of 5.500% Note due 2019

3.	Opinion of Jones Day regarding the validity of the Notes

4.	Consent of Jones Day (contained in Exhibit 5.1)

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 28, 2009, by and among the Company and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters listed on Schedule A thereof
4.1	Form of 5.500% Note due 2019
5.1	Opinion of Jones Day regarding the validity of the Notes
23.1	Consent of Jones Day (contained in Exhibit 5.1)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EASTMAN CHEMICAL COMPANY
By:	/s/ Curtis E. Espeland
	Name:	Curtis E. Espeland
	Title:	Senior Vice President and Chief Financial Officer

Date: November 2, 2009

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 28, 2009, by and among the Company and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters listed on Schedule A thereof
4.1	Form of 5.500% Note due 2019
5.1	Opinion of Jones Day regarding the validity of the Notes

4